Exhibit 10.03

EQT MIDSTREAM SERVICES, LLC
2012 LONG-TERM INCENTIVE PLAN

(As established effective July 2, 2012)

SECTION 1.       PURPOSES

1.01     The purpose of the 2012 Long-Term Incentive Plan (the “Plan”) of EQT Midstream Services, LLC (the “Company”), the general partner of EQT Midstream Partners, LP (the “Partnership), is to assist the Company and the Partnership in attracting, retaining and motivating Employees and Non-Employee Directors of outstanding ability and to align their interests with those of the unitholders of the Partnership.

SECTION 2.       DEFINITIONS; CONSTRUCTION

2.01     Definitions.  In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

2.01.1      “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company.

2.01.2      “Award” means any Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Performance Award or Other Unit-Based Award, or any other right or interest relating to Units or cash granted under the Plan.

2.01.3      “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

2.01.4      “Board” means the Company’s Board of Managers. Members of the Board are referred to herein as “directors.”

2.01.5      “Cause,” unless otherwise determined by the Committee, when used with respect to the termination of employment or service of a Participant includes:

(a)        the conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties;

(b)        willful and repeated failures to substantially perform his assigned duties; or

(c)        a violation of any express significant policies of the Company or an Affiliate.

For purposes of this Section 2.01.5, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company.

2.01.6      “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder.  References to particular sections of the Code shall include any successor provisions.

2.01.7      “Change of Control” has the meaning provided in Section 9.03.

2.01.8      “Committee” means  the Board or any committee of the Board as may be designated by the Board to administer the Plan, provided however, that any member of a committee participating in the taking of any action under the Plan shall qualify as (1) a “non-employee director” as then defined under Rule 16b-3 or any successor rule and (2) an “independent” director under the rules of the New York Stock Exchange.

2.01.9      “DER” or “Distribution Equivalent Right” means a right to receive an amount in cash or additional Awards equal to the cash distributions made by the Partnership with respect to a Unit during a specified period.

2.01.10    “Disability” of a Participant has the meaning set forth in Section 409A of the Code and, as of the effective date of the Plan, means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.

2.01.11    “Employee” means an employee of the Company or any of its Affiliates.

2.01.12    “EQT” means EQT Corporation, a Pennsylvania corporation.

2.01.13    “EQT Long-Term Incentive Plan” means the EQT Corporation 2009 Long-Term Incentive Plan, as may be amended, supplemented or restated from time to time, or any successor plan.

2.01.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.01.15    “Fair Market Value” of Units or any shares of stock or other securities shall be the closing price per unit for the date as of which Fair Market Value is to be determined in the principal market in which such Units or other securities are traded, as quoted in the printed or the electronic version of The Wall Street Journal (or in such other reliable printed or electronic publication as the Committee, in its discretion, may determine to rely upon).  If the Fair Market Value of Units on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than units, the Committee shall determine the Fair Market Value of such Units or other property on such date by such method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the Code.  Fair Market Value shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.

2.01.16    “Non-Employee Director” means a non-employee director of the Company or any of its Affiliates.

2.01.17    “Omnibus Agreement” means that certain Omnibus Agreement, dated as of July 2, 2012, by and among the Company, the Partnership and EQT, as may be amended, supplemented or restated from time to time.

2.01.18    “Option” means a right, granted under Section 6.02 hereof, to purchase Units at a specified price during specified time periods.

2.01.19    “Other Unit-Based Award” means an Award, granted under Section 6.07 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units.

2.01.20    “Parent” means a corporation, limited liability company, partnership or other entity that, directly or indirectly, owns or beneficially owns a majority of the voting power of the Company.

2.01.21    “Participant” means an Employee or a Non-Employee Director who is granted an Award under the Plan.

2.01.22    “Performance Award,” “Performance Goal” and “Performance Period” shall have the meanings provided in Section 6.06.

2.01.23    “Phantom Unit” shall have the meaning provided in Section 6.05.

2.01.24    “Qualified Business Criteria” shall have the meaning provided in Section 6.06(iii).

2.01.25    “Restricted Units” means Units, granted under Section 6.04 hereof, that are subject to certain restrictions.

2.01.26    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.01.27    “Unit” or “Common Unit” means a common Unit of the Partnership, and such other securities of the Partnership or other entity as may be substituted for Units pursuant to Section 8.01 hereof.

2.01.28    “Unit Appreciation Right” means an award granted under Section 6.03 hereof.

2.01.29    “Subsidiary” means any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company or the Partnership, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least 50% of the total combined voting power in one of the other entities in the chain.

2.02     Construction.  For purposes of the Plan, the following rules of construction shall apply:

2.02.1      The word “or” is disjunctive but not necessarily exclusive.

2.02.2      Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3.       ADMINISTRATION

3.01     The Plan shall be administered by the Committee.

The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)         to designate Participants;

(ii)        to determine the type or types of Awards to be granted to each Participant;

(iii)       to determine the number of Awards to be granted, the number of Units or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)       to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Units, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(v)        to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(vi)       to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)      to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(viii)     to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

(ix)       to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan;

(x)        to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies; and

(xi)       adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, the Partnership, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, Employees, Non-Employee Directors and unitholders.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate, within limits and subject to the terms it may establish from time to time, the authority to perform administrative functions under the Plan and, with respect to Participants who are not subject to Section 16 of the Exchange Act, to grant Awards and take such actions and perform such functions under the Plan as the Committee may specify.  Specifically, and without limiting the foregoing, the Committee may delegate to the Compensation Committee of the Board of Directors of EQT all of the powers of the Committee hereunder with respect to Awards granted hereunder to employees of EQT or its subsidiaries.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or the Committee to assist in the administration of the Plan.

SECTION 4.       UNITS SUBJECT TO THE PLAN

4.01     The maximum net number of Units that may be issued and in respect of which Awards may be granted under the Plan shall be 2,000,000 Units, subject to adjustment as provided in Section 8.01, which may be used for all forms of Awards.  Each Unit issued under the Plan pursuant to an Award other than (i) an Option or other purchase right for which the Participant pays the Fair Market Value for such Unit measured as of the grant date, or (ii) a Unit Appreciation Right having a Base Price equal to the Fair Market Value of a Unit as of the grant date, shall reduce the number of available Units by two (2).

For purposes of this Section 4.01, the number of Units to which an Award relates shall be counted against the number of Units available under the Plan at the time of grant of the Award, unless such number of Units cannot be determined at that time, in which case the number of Units actually distributed pursuant to the Award shall be counted against the number of Units available under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Units reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting.

If any Units to which an Award relates are forfeited, or payment is made to the Participant in the form of cash, cash equivalents or other property other than Units, or the Award otherwise terminates without payment being made to the Participant in the form of Units, any Units counted against the number of Units available under the Plan with respect to such Award shall, to the extent of any such forfeiture, alternative payment or termination, again be available for Awards under the Plan.  Notwithstanding the foregoing, the following Units shall not become available for purposes of the Plan:  (1) Units previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award, to pay the exercise price, or (2) Units that are delivered or withheld for purposes of satisfying a tax withholding obligation.  Any Units distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Units, including Units repurchased by the Company for purposes of the Plan.

SECTION 5.       ELIGIBILITY

5.01     Awards may be granted only to individuals who are active Employees (including, without limitation, Employees who also are directors or officers) or Non-Employee Directors.

SECTION 6.       SPECIFIC TERMS OF AWARDS

6.01     General.  Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 10.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment by the Participant.  Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.  Awards may be granted in conjunction with, or in satisfaction of, awards under the EQT Long-Term Incentive Plan.

6.02     Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)         Exercise Price.  The exercise price per Unit of an Option shall not be less than 100% of the Fair Market Value of a Unit on the date of grant of such Option.

(ii)        Option Term.  The term of each Option shall be determined by the Committee, except that no Option (other than nonstatutory Options granted to Participants outside the United States) shall be exercisable after the expiration of ten years from the date of grant.  The Option shall be evidenced by a form of written Award Agreement, and subject to the terms thereof.

(iii)       Times and Methods of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Units, or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price, provided, however, that (1) in the case of a Participant who is at the time of exercise subject to Section 16 of the Exchange Act, any portion of the exercise price representing a fraction of a Unit shall in any event be paid in cash or in property other than any equity security (as defined by the Exchange Act) of the Company and (2) Units delivered or withheld may be subject to terms and conditions imposed by the Committee.

Units may be withheld from the exercise or delivered in payment of the exercise price of an Option, if authorized by the Committee, which in the case of delivery may be accomplished through the effective transfer to the Company of Units held by a broker or other agent.  Unless otherwise determined by the Committee, the Company will also cooperate with any person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Units received upon exercise of the Option are sold through the broker or other agent, for the purpose of paying the exercise price of an Option.  In such case, the date of exercise shall be deemed to be the date on which an irrevocable notice of exercise is received by the Company, legal ownership of the option Units shall pass to the optionee on such exercise date, and the exercise price shall be delivered to the Company by the settlement date.

(iv)       Termination of Employment.  In the case of Participants who are Employees, unless otherwise determined by the Committee and reflected in the Award Agreement:

(A)       If a Participant shall die while employed by the Company or an Affiliate or during a period following termination of employment during which an Option otherwise remains exercisable under this Section 6.02(iv) or terminate employment due to Disability, Options granted to the Participant, to the extent exercisable at the time of the Participant’s death or termination of employment due to Disability, may be exercised within one year after the date of the Participant’s death or termination due to Disability, but not later than the expiration date of the Option, by the Participant, or executor or administrator of the Participant’s estate or by the person or persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)       If the employment of a Participant with the Company or an Affiliate shall be involuntarily terminated under circumstances that would qualify the Participant for benefits under any Company severance plan or arrangement, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment, may be exercised within 90 days after the date of termination of employment, but not later than the expiration date of the Option.

(C)       Subject to Section 9.02, if the Participant voluntarily terminates employment with the Company or an Affiliate for any reason, including retirement, Options granted to the Participant, whether exercisable or not, shall terminate immediately upon the termination of employment of the Participant.

(D)       Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9.02, any Option granted to a Participant shall terminate immediately upon the termination of employment of the Participant with the Company and/or an Affiliate.

(v)        Termination of Service.  In the case of Participants who are Non-Employee Directors, unless otherwise determined by the Committee and reflected in the Award Agreement:

(A)       If a Participant shall die while in service as a director of the Company or an Affiliate or during a period following termination of service during which an Option otherwise remains exercisable under this Section 6.02(v), Options granted to the Participant, to the extent exercisable at the time of the Participant’s death, may be exercised within three years after the date of the Participant’s death, but not later than the expiration date of the Option, by the executor or administrator of the Participant’s estate or by the person or persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)       If the service of a Participant as a director of the Company or an Affiliate shall be terminated for reasons other than removal for cause by the Board or a court pursuant to applicable law, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of service, may be exercised within three years after the date of termination of service, but not later than the expiration date of the Option.

(C)       Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9.02, any Option granted to a Participant shall terminate immediately upon the termination of service of the Participant as a director of the Company and/or an Affiliate.

(vi)       Individual Limit on Options and Unit Appreciation Rights.  The aggregate number of Units for which Options and Unit Appreciation Rights may be granted under the Plan to any single Participant in any calendar year shall not exceed 150,000 Units.

(vii)      Prohibition on Repricing.  Except as otherwise provided in Section 8, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the unitholders of the Partnership. In addition, the Company may not, without the prior approval of unitholders of the Partnership, repurchase an Option for value from a Participant if the current Fair Market Value of the Units is lower than the exercise price per Unit of the Option

(viii)     Section 409A Limits.  Notwithstanding anything in this Plan or any Award Agreement, no Option shall provide for DERs or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(ix)       Reload Rights.  No Option shall be granted with reload rights.

6.03     Unit Appreciation Rights.  The Committee is authorized to grant Unit Appreciation Rights on the following terms and conditions:

(i)         Price of Unit Appreciation Rights.  The base price for Unit Appreciation Rights (the “Base Price”) shall be such price as the Committee, in its sole discretion, shall determine but shall not be less than one hundred percent (100%) of the Fair Market Value per Unit covered by the Unit Appreciation Right on the date of grant.

(ii)        Payment of Unit Appreciation Rights.  Unit Appreciation Rights shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a Unit on the date of exercise exceeds the Base Price of a Unit Appreciation Right, multiplied by the number of units in respect of which the Unit Appreciation Right shall have been exercised.  In the sole discretion of the Committee, the Company may pay all or any part of its obligation arising out of a Unit Appreciation Right exercise in cash, Units or any combination thereof.  Payment shall be made by the Company upon the date of exercise.

(iii)       Term and Exercise of Unit Appreciation Rights.  The term of any Unit Appreciation Right granted under the Plan shall be for such period as the Committee shall determine, but for not more than ten years from the date of grant thereof.  Each Unit Appreciation Right shall be subject to earlier termination under the rules applicable to Options as provided in Section 6.02(iv) and (v) hereof.  Each Unit Appreciation Right granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of Units as may be provided in the Award Agreement.

(iv)       Prohibition on Repricing.  Except as otherwise provided in Section 8, the base price of a Unit Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the unitholders of the Partnership. In addition, the Company may not, without the prior approval of unitholders of the Partnership, repurchase a Unit Appreciation Right for value from a Participant if the current Fair Market Value of the Units is lower than the Base Price per Unit of the Unit Appreciation Right.

(v)        Section 409A Limits.  Notwithstanding anything in this Plan or any Award Agreement, no Unit Appreciation Right shall provide for DERs or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Unit Appreciation Right.

6.04     Restricted Units.  The Committee is authorized to grant Restricted Units to Participants on the following terms and conditions:

(i)         Issuance and Restrictions.  Restricted Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Units or the right to receive distributions thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter.  The restriction period applicable to Restricted Units (other than Restricted Units granted to Non-Employee Directors) shall, in the case of a time based restriction period, be not less than three years, with no more frequent than annual ratable vesting over such period or, in the case of a performance based restriction period, be not less than one year; provided, however, that up to 50,000 Units may be granted as Restricted Units or Phantom Units, in either case with no minimum vesting period.

(ii)        Forfeiture.  Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Units that are at that time subject to restrictions shall be forfeited and reacquired by the Company for no consideration; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Units shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)       Certificates for Units.  Restricted Units granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Units, which may be held in escrow or recordation in book entry form.  Certificates representing Restricted Units shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Units.

6.05     Phantom Units.  The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant Phantom Units to Participants.

(i)         Issuance and Restrictions.  The restricted period applicable to Phantom Units (other than Phantom Units granted to Non-Employee Directors) shall, in the case of a time based restriction, be not less than three years, with no more frequent than annual ratable vesting over such period or, in the case of a performance based restriction, be not less than one year; provided, however, that up to 50,000 Units may be granted as Phantom Units or Restricted Units, in either case with no minimum vesting period.  The Committee may also provide the right to receive DERs on Phantom Units, on a current, reinvested and/or restricted basis.

(ii)        Forfeiture.  Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or service during the applicable restriction period, Phantom Units that at that time are subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Phantom Units shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)       Payment.  Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the number of Phantom Units vested multiplied by the Fair Market Value of a Unit on such date.  Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in Units or part in cash and part in Units.

6.06     Performance Awards.  The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

(i)         General.  A Performance Award shall represent a right to receive Units, cash, other property or any combination thereof based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the Award.  Performance Periods for Performance Awards shall be no less than one year in duration.

(ii)        Terms.  At or prior to the time a Performance Award is granted, the Committee shall cause to be set forth in the Award Agreement or otherwise in writing (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the number of Units or amount that may vest or be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such number of Units or amount shall be determined and (3) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein. The terms for such Award so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, that has been earned by the Participant based on such performance.  The Committee may retain the discretion to reduce (but not to increase) the amount of a Performance Award or a number of Units that will be earned based on the achievement of Performance Goals.  When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals.  The Committee may determine and specify within the first 90 days of the Performance Period that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles or international financial reporting standards as specified by the Committee, shall be excluded from the calculation.

(iii)       Performance Goals.  “Performance Goals” shall mean one or more preestablished, objective measures of performance during a specified Performance Period, selected by the Committee in its discretion.  Such Performance Goals may be based upon one or more of the following objective performance measures (“Qualified Business Criteria”):  earnings per unit, earnings per unit growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (such as net income, EBIT and similar measures), earnings growth, cash flow (such as EBITDA, cash available for distributions and similar measures), unit price, economic value added, gross margin, operating income, volumes metrics (such as volumes transported or gathered and similar measures), operating efficiency metrics (such as unit operating expense measures, general & administrative expenses (“G&A”) per mcf, G&A per customer and other G&A metrics, unit gathering and compression expenses and other midstream efficiency measures, lost and unaccounted for gas metrics, compressor, pipeline or processing downtime and similar measures), construction efficiency metrics (such as timely completion, cost within budget and similar measures), gas storage metrics (such as lease acquisitions and divestures), customer services measures (such as wait time, on-time service, calls answered and similar measures) or total unitholder return.  Performance Goals based on such Qualified Business Criteria may be based either on the performance of the Company, one or more Subsidiaries or other Affiliates, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measure selected or defined by the Committee at the time of grant.  Performance Goals with respect to Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.  Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

(iv)       Committee Certification.  Following completion of the applicable Performance Period, and prior to any payment of or release of Units pursuant to a Performance Award to the Participant, the Committee (or the Compensation Committee of the Board of Directors of EQT with respect to Performance Awards granted hereunder to employees of EQT or its subsidiaries) shall determine in accordance with the terms of the Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance.  For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification.  Performance Awards are not intended to provide for the deferral of compensation, such that payment for earned Performance Awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or upon vesting, as may be required to avoid characterization of such Awards as deferred compensation under Section 409A of the Code.

(v)        Maximum Individual Performance Award Payments.  In any one calendar year, the maximum amount that may be earned by any single Participant for Performance Awards shall be the sum of (a) $2,000,000 for Performance Awards granted under the

Plan and payable in cash or property (other than Units) and (b) 100,000 Units for Performance Awards granted under the Plan and payable in Units.  For purposes of applying these limits in the case of multi-year Performance Periods, the amount or number of Units deemed earned in any one calendar year is the total amount paid or Units earned for the Performance Period divided by the number of calendar years in the Performance Period.  In applying this limit, the amount of any cash or the Fair Market Value or number of any Units or other property earned by a Participant shall be measured as of the close of the final year of the Performance Period regardless of the fact that certification by the Committee and actual payment or release of restrictions to the Participant may occur in a subsequent calendar year or years.

6.07     Other Unit-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, Units awarded that are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into Units, as the Committee in its discretion may determine.  In the discretion of the Committee, such Other Unit Based Awards, including Units, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or an Affiliate under, other compensation or incentive plans, programs or arrangements of the Company or any Affiliate for eligible Participants.

The Committee shall determine the terms and conditions of Other Unit-Based Awards.  Units or securities delivered pursuant to a purchase right granted under this Section 6.07 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Units delivered or withheld, or other property or any combination thereof, as the Committee shall determine, but the value of such consideration shall not be less than the Fair Market Value of such Units or other securities on the date of grant of such purchase right.  Delivery of Units or other securities in payment of a purchase right, if authorized by the Committee, may be accomplished through the effective transfer to the Company of Units or other securities held by a broker or other agent.  Unless otherwise determined by the Committee, the Company will also cooperate with any person exercising a purchase right who participates in a cashless exercise program of a broker or other agent under which all or part of the Units or securities received upon exercise of a purchase right are sold through the broker or other agent, or under which the broker or other agent makes a loan to such person, for the purpose of paying the exercise price of a purchase right.  Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the purchase right shall not be deemed to occur, and no Units or other securities will be issued by the Company upon exercise of a purchase right, until the Company has received payment in full of the exercise price.  Units, securities, cash or other payments made with respect to particular Other Unit-Based Awards that may constitute deferred compensation under Section 409A of the Code may only be payable upon a permissible payment event under Section 409A of the Code and the terms and conditions of such awards shall be in compliance with such, and all related, requirements.

6.08     DERs.  The Committee is authorized to grant DERs with respect to any Awards granted hereunder (other than Options or Unit Appreciation Rights), subject to such terms and conditions as may be selected by the Committee; provided that, subject to Section 12.04 hereof, no distributions shall be paid or distributed in advance of the vesting of the underlying Award.  DERs shall entitle the Participant to receive payments equal to distributions with respect to all or a portion of the number of Units subject to the Award, as determined by the Committee.  The Committee may provide that DERs will be deemed to have been reinvested in additional Units, or otherwise reinvested.  To the extent that DERs are deemed to be reinvested in additional Units with respect to an Award, such additional Units shall, as the time of such deemed reinvestment, be included in the number of Units as to which the host Award relates for purposes of the unit limits of Section 4.01 of the Plan.

SECTION 7.       GENERAL TERMS OF AWARDS

7.01     Stand-Alone, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Company or any Affiliate (subject to the terms of Section 10.01) or any business entity acquired or to be acquired by the Company or an Affiliate.  Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.02     Decisions Required to be Made by the Committee.  Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act, is required to be made or approved by the Committee in order that a transaction by such Participant will be exempt under Rule 16b-3, then the Committee shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

7.03     Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option (other than a nonstatutory Option granted to a Participant outside the United States) exceed a period of ten years from the date of its grant.

7.04     Form of Payment of Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine at the time of grant or thereafter (subject to the terms of Section 10.01), including, without limitation, cash, Units, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.05     Limits on Transfer of Awards; Beneficiaries.  No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any person other than the Company or an Affiliate, or shall be subject to any lien, obligation or liability of such Participant to any person other than the Company or an Affiliate.  Except to the extent otherwise determined by the Committee with respect to Awards, no Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and any Option or other right to purchase or acquire Units granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.  A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

7.06     Registration and Listing Compliance.  No Award shall be paid and no Units or other securities shall be distributed with respect to any Award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Company and any national securities exchange, and no Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects.  Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Units or other securities, whether or not necessary in order to permit any such payment or distribution.

7.07     Evidence of Ownership; Trading Restrictions.  Units delivered under the terms of the Plan may be recorded in book entry or electronic form or issued in the form of certificates.  Units delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Units are listed or quoted.  The Committee may cause a legend or legends to be placed on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Units.  In addition, during any period in which Awards or Units are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Units issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

SECTION 8.       ADJUSTMENT PROVISIONS

8.01     If a distribution shall be declared upon the Units payable in Units, the number of Units then subject to any outstanding Options, Unit Appreciation Rights, Phantom Units, Performance Awards or Other Unit-Based Awards, the number of Units that may be issued under the Plan but are not then subject to outstanding Options, Unit Appreciation Rights, Phantom Units, Performance Awards or Other Unit Based Awards and the maximum number of Units as to which Options, Unit Appreciation Rights, Phantom Units, Performance Awards or Other Unit-Based Awards may be granted and as to which Units may be awarded under Sections 6.02(vi) and 6.06(v), shall be adjusted by adding thereto the number of Units that would have been distributable thereon if such Units had been outstanding on the date fixed for determining the unitholders entitled to receive such Unit distribution.  Units so distributed with respect to any Restricted Units or Phantom Units, held in escrow shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Units or Phantom Units on which they were distributed.

If the outstanding Units shall be changed into or exchangeable for a different number or kind of units or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, unit split-up, combination of units, merger or consolidation, then there shall be substituted for each Unit subject to any then outstanding Option, Unit Appreciation Right, Phantom Unit, Performance Award or Other Unit-Based Award, and for each Unit that may be issued under the Plan but that is not then subject to any outstanding Option, Unit Appreciation Right, Phantom Unit, Performance Award or Other Unit-Based Award, the number and kind of units or other securities (and in the case of outstanding Options, Unit Appreciation Rights, Phantom Units, Performance Awards or Other Unit-Based Awards, the cash or other property) into which each outstanding Unit shall be so changed or for which each such unit shall be exchangeable.  Unless otherwise determined by the Committee in its discretion, any such units or securities, as well as any cash or other property, into or for which any Restricted Units or Phantom Units held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Units or Phantom Units in respect of which such units, securities, cash or other property was issued or distributed.

In case of any adjustment or substitution as provided for in this Section 8.01, the aggregate exercise price for all Units subject to each then outstanding Option, Unit Appreciation Right, or other purchase right, prior to such adjustment or substitution shall be the aggregate exercise price for all units or other securities (including any fraction), cash or other property to which such Units shall have been adjusted or which shall have been substituted for such Units.  Any new exercise price per unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding Units shall be changed in value by reason of any spin off, split off or split up, or distribution in partial liquidation, distribution in property other than cash, or extraordinary distribution to unitholders, (a) the Committee shall make any adjustments to any then outstanding Option, Unit Appreciation Rights, Phantom Units, Performance Award or Other Unit-Based Award, that it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees that would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any units, securities, cash or other property distributed with respect to any Restricted Units or Phantom Units held in escrow or for which any Restricted Units or Phantom Units held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Units or Phantom Units in respect of which such units, securities, cash or other property was distributed or exchanged.

No adjustment or substitution provided for in this Section 8.01 shall require the Partnership to issue or sell a fraction of a Unit or other security.  Accordingly, all fractional Units or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.  Owners of Restricted Units or Phantom Units held in escrow shall be treated in the same manner as owners of Units not held in escrow with respect to fractional Units created by an adjustment or substitution of Units, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Unit shall be subject to restrictions similar to those applicable to the Restricted Units or Phantom Units exchanged therefor.

All adjustments shall be made in a manner compliant with Section 409A of the Code.  Without limiting the foregoing, the Committee shall not make any adjustments to outstanding Options or Unit Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. §1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code.

SECTION 9.       CHANGE OF CONTROL PROVISIONS

9.01     Acceleration of Exercisability and Lapse of Restrictions.  Unless otherwise determined by the Committee at the time of grant of an Award or unless otherwise provided in the applicable Award Agreement, if any Change of Control shall occur:

(i)         all outstanding Awards pursuant to which the Participant may have exercise rights, the exercise of which is restricted or limited, shall become fully exercisable;

(ii)        all restrictions or limitations, including risks of forfeiture but excluding performance based restrictions, on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and

(iii)       all performance criteria and other conditions to payment of Awards under which payments of cash, Units or other property are subject to performance conditions shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Change of Control, and payment of such Awards on that basis shall be made or otherwise settled at the time of the Change of Control; provided, however, that, if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall remain payable on the date(s) provided in the underlying Award Agreements.

9.02     Termination of Employment Following Change of Control.  If within three years following the date of any Change of Control the employment or service of a Participant shall be terminated voluntarily or involuntarily for any reason other than for Cause, then unless otherwise provided in the applicable Award Agreement, and in addition to any other rights of post termination exercise that the Participant (or other holder of the Award) may have under the Plan or the applicable Award Agreement, any Option, Unit Appreciation Right or other Award granted to the Participant and outstanding on the date of the Change of Control, the payment or receipt of which is dependent upon exercise by the Participant (or other holder of the Award) shall be exercisable for a period of 90 days following the date of such termination of employment or service but not later than the expiration date of the Award.

9.03     Definition of Change of Control.  For purposes of this Section 9, a “Change of Control” shall mean any of the following events:  (i) a “Change of Control” as defined in the Omnibus Agreement, (ii) a transaction resulting in the general partner of the Partnership ceasing to be an Affiliate of EQT, or (iii) a “Change of Control” of EQT as defined in the EQT Long-Term Incentive Plan.  Anything in this definition to the contrary notwithstanding, with respect to any Award that is not exempt from but is intended to be compliant with Section 409A of the Code, no Change of Control shall accelerate payment of such Award unless such event constitutes an event specified in Section 409A(a)(2)(A)(v) of the Code and the Treasury Regulations promulgated thereunder.

SECTION 10.                  AMENDMENTS TO AND TERMINATION OF THE PLAN

10.01   The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of unitholders or Participants, except that, without the approval of the unitholders of the Partnership, no amendment, alteration, suspension, discontinuation or termination shall be made if unitholder approval is required by any federal or state law or regulation or by the rules of any exchange on which the Units may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Units available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such unitholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.  The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.

SECTION 11.                  GENERAL PROVISIONS

11.01   No Right to Awards; No Unitholder Rights.  No Participant, Employee or Non-Employee Director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, Employees and Non-Employee Directors, except as provided in any other compensation, fee or other arrangement with the Participant, Employee or Non-Employee Director.  No Award shall confer on any Participant any of the rights of a unitholder of the Partnership unless and until Units are in fact issued to such Participant in connection with such Award.

11.02   Withholding.  To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award.  The Company shall not be required to issue any Units or make any cash or other payment under the Plan until such obligations are satisfied.

The Company is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Units, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes.  This authority shall include authority to withhold or receive Units, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

11.03   No Right to Employment or Continuation of Service.  Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Company or any Affiliate or to interfere in any way with the right of the Company or unitholders to terminate a Participant’s employment or service at any time or increase or decrease his compensation, fees or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement with the Participant.

11.04   Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Units or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

11.05   No Limit on Other Compensatory Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements that relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases.  Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

11.06   No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Units or whether such fractional Units or any rights thereto shall be forfeited or otherwise eliminated.

11.07   Governing Law.  The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable Federal law.

11.08   Severability.  If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

SECTION 12.                  SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

12.01   It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan and all Award Agreements shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

12.02   Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a change of control, disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Section 409A.  If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

12.03   Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

12.04   Timing of Distribution of DERs.  Unless otherwise provided in the applicable Award Agreement, any DERs granted with respect to an Award hereunder will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding distributions were paid to unitholders, or (ii) the first calendar year in which the Participant’s right to such DERs is no longer subject to a substantial risk of forfeiture.

SECTION 13.                  EFFECTIVE DATE AND TERM OF THE PLAN

13.01   The Plan has been approved by the limited partners of the Partnership and shall become effective on the later of the date of its approval by the Board or the initial public offering of Units and shall terminate on, and no Awards may be granted after, the earliest of the date established by the Board or the Committee, the 10th anniversary of the date the Plan was approved by the limited partners of the Partnership (or such earlier anniversary, if any, required by the rules of the exchange on which Units are traded) or the date Units are no longer available for delivery pursuant to Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.